UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2013

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	0-30739	54-1972729
(State or other jurisdiction of Incorporation)	(Commission File N umber)	(I.R.S. Employer Identification No.)

9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 997-4600

Not Applicable

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On October 30, 2013, the Board of Directors (the “Board”) of Insmed Incorporated (the “Company”) appointed Mr. David W.J. McGirr as a director of the Board and as a member of the Company’s Audit Committee.  On October 31, 2013, the Board appointed Mr. McGirr to be Chairman of the Audit Committee.

Mr. McGirr has more than 30 years of experience as a senior financial executive including at Cubist Pharmaceuticals, Inc. (Nasdaq: CBST), a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products in the acute care environment, specifically for the treatment of infectious diseases.  Prior to his current role as Senior Advisor to the CEO of Cubist, Mr. McGirr served as the company’s Senior Vice President and Chief Financial Officer for more than 10 years.  Before this, Mr. McGirr was a private equity investor and served in various positions within the S.G. Warburg Group, ultimately as Chief Financial Officer, Chief Administrative Officer and Managing Director of S.G. Warburg & Co., Inc.  Mr. McGirr is a member of the Board of Directors of Relypsa, Inc., a Redwood City, California-based biotechnology company, where he also serves as Chairman of the Audit Committee.  Mr. McGirr received a B.Sc. (First Class Honors) in Civil Engineering from the University of Glasgow and an MBA from The Wharton School at the University of Pennsylvania.

Mr. McGirr will receive the standard compensation amounts payable to non-employee directors of the Company, as described in the Company’s definitive proxy statement for its 2013 Annual Meeting of Shareholders.  His annual cash retainer and Audit Committee fees will be pro-rated for 2013 to reflect his term of service during the current calendar year.  Also pursuant to these arrangements, Mr. McGirr will receive an initial grant of restricted stock units (“RSUs”) for a number of shares equal to $10,000 in market value, which is two-twelfths of the annual retainer.  The RSUs will vest on the one year anniversary of grant so long as Mr. McGirr attends at least 75% of the meetings of the Board occurring during the year after grant.

Resignation of Mr. Kollender

On October 31, 2013, Mr. Richard Kollender tendered his resignation from the Board and as Chairman of the Audit Committee.   As a result of Mr. Kollender’s resignation and Mr. McGirr’s appointment, the Insmed Board of Directors currently consists of seven directors, including six independent directors.  In connection with Mr. Kollender’s resignation, the Board decided to vest all of Mr. Kollender’s 8,955 RSUs that remained unvested as of his resignation.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 31, 2013

INSMED INCORPORATED

By:	/s/ Christine Pellizzari
Name:	Christine Pellizzari
Title:	General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated November 1, 2013.